 As filed with the Securities and Exchange Commission on January 7, 1999

                                        Registration No.
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           ___________
                            Form S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993
                            ________
                         AMR CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)

              Delaware                            75-1825172
(State of Other Jurisdiction                  (I.R.S. Employer
        Incorporation)                      Identification No.)

                   4333 Amon Carter Boulevard
                     Fort Worth, Texas 76155
            (Address of Principal Executive Offices)

                         AMR CORPORATION
                  1987 EXECUTIVE DEFERRAL PLAN
                    (AS AMENDED THROUGH 1998)
                      (Full Title of Plan)
                           ___________

                     Anne H. McNamara, Esq.
            Senior Vice President and General Counsel
                         AMR Corporation
                   4333 Amon Carter Boulevard
                     Fort Worth, Texas 76155
                         (817) 963-1234
       (Name and Address including Zip Code, and Telephone
       Number, including Area Code, of Agent for Service)

                 CALCULATION OF REGISTRATION FEE
  Title of      Amount      Proposed     Proposed    Amount of
 Securities     to be       Maximum      Maximum    Registration
   to be      Registered    Offering    aggregate     Fee (2)
 Registered      (1)       Price per     Offering
                           Obligation     Price
                              (2)        (1) (2)

  Deferred   $30,000,000.00  100%     $30,000,000.00 $8,850.00
Compensation
Obligations(1)

(1) The Deferred Compensation Obligations are unsecured obligations of AMR Corporation (the "Registrant") to pay deferred compensation in the future in accordance with the terms of the 1987 Executive Deferral Plan (as amended through 1998).

(1) Estimated solely for the purpose of determining the registration fee.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

          (1) the Registrant's Annual Report on Form 10-K/A No.1,
     for the fiscal year      ended December 31, 1997, as
     amended, filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
     (the "Exchange Act");

          (2) the Registrant's Quarterly Report on Form 10-Q/A
     No.1, for the quarter    ended March 31, 1998, as amended,
     filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (3) the Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on April 15, 1998;

          (4) the Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on May 20, 1998;

          (5) the Registrant's Quarterly Report on Form 10-Q, for
     the quarter ended June   30, 1998, filed with the Commission
     pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (6) the Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on July 16, 1998;

          (7) the Registrant's Quarterly Report on Form 10-Q, for
     the quarter ended   September 30, 1998, filed with the
     Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (8) the Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on October 22, 1998; and

          (9) the Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or (15(d)
     of the Exchange Act on November 19, 1998.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          This Registration Statement registers $30,000,000.00 of Deferred Compensation Obligations of the Registrant (the "Obligations"), which are to be offered to certain eligible employees of the Registrant pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998) (the "Plan").

          The following description of the Obligations offered hereby is qualified by reference to the text of the Plan.
Capitalized terms used in this Registration Statement and not otherwise defined herein are defined in the Plan.

          Under the Plan, the Registrant will provide to eligible employees ("Participants") of the Registrant and designated subsidiaries the opportunity to defer a specified percentage or dollar amount of their base salary and/or incentive compensation and/or stock-based compensation. The Obligations will be unsecured general obligations of the Registrant to pay the compensation deferred (the "Benefits") in accordance with the terms of the Plan. The rights of the employees to Benefits shall be no greater than that of an unsecured general creditor, except as otherwise provided by law. To assist in the payment of Benefits following a change in control or potential change in control of the Registrant, the Registrant may establish a trust.

          The amount of compensation to be deferred by each Participant (the "Deferral Amount") will be determined in accordance with the Plan based on elections made by the Participant. The Deferral Amount, plus or minus any adjustments thereto as described below, generally are payable as soon as is administratively feasible following termination of employment or retirement, or on a date selected by the Participant in accordance with the terms of the Plan. The Participant may elect to receive the Deferral Amount, as adjusted, in a lump sum or in a manner in accordance with the terms of the Plan. The Deferral Amount will be indexed to one or more investment choices chosen by each Participant from a list of such choices. The Plan is unfunded, and amounts credited to Deferral Amounts are payable out of the general funds of the Registrant and are subject to all the risks of the Registrant's business.

          Benefits under the Plan are not subject to alienation, sale, transfer, pledge, assignment, or other encumbrance or attachment other than by will or laws of descent and distribution. A Participant may designate persons or entities to receive his or her Deferral Amount, as adjusted, payable in the event of death.

          The Obligations are not subject to redemption, in whole or in part, prior to the Distribution Date specified by the Participant, although the Obligations are payable as of the date of termination of the Plan. No early withdrawal for hardship is contemplated by the Plan, although exceptions may be made based on a severe financial hardship. Additionally, a Participant may, upon 30 days' prior written notice, elect to receive all or a portion of his or her account balance, in which case the Participant will be paid promptly 90% of the portion of the Account Balance the Participant has elected to receive, and the remaining 10% will be canceled and the Registrant will have no further obligation with respect thereto. If the Participant elects an immediate pay-out, the Participant may not make further deferrals in this Plan for a period of two years thereafter.
The Registrant reserves the right to terminate the Plan at any time, except that no such termination shall adversely affect any Deferral Amount, as adjusted, prior to such termination.

Item 5.   Interests of Named Experts and Counsel.

                 Charles D. MarLett has rendered an opinion as to the legality of the Obligations issuable under the Plan and being registered hereby. Mr. MarLett is the Corporate Secretary of the Registrant.

Item 6.   Indemnification of Officers and Directors.

          Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Registrant's Certificate of Incorporation so provides, which eliminates or limits the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any such of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derives an improper personal benefit.

          Under the DGCL and the Registrant's Certificate of Incorporation, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

          The Registrant's officers and directors are also insured against claims arising out of the performance of their duties in the aforementioned capacities.

Item 8.   Exhibits.

4.1 AMR Corporation 1987 Executive Deferral Plan (as amended through 1998)

5.1 Opinion of Charles D. MarLett, Corporate Secretary of the Registrant

23.1           Consent of Ernst & Young LLP

23.2           Consent of Charles D. MarLett (included as part of
          Exhibit 5.1)

24.1           Powers of Attorney

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (i) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrants's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 7th day of January, 1999.


AMR CORPORATION



                              By: /s/ Charles D. MarLett
                                   Charles D. MarLett
                                   Corporate Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                 Title                  Date

                                                  January 7, 1999
           *               Chairman of the
Donald J. Carty            Board, President and
                           Chief Executive
                           Officer;  (Principal
                           Executive Officer)
           *               Senior Vice President  January 7, 1999
Gerard J. Arpey            and Chief Financial
                           Officer (Principal
                           Financial and
                           Accounting Officer)

           *               Director               January 7, 1999
David L. Boren

           *               Director               January 7, 1999
Edward A. Brennan

           *               Director               January 7, 1999
Armando M. Codina


           *               Director               January 7, 1999
Charles T. Fisher, III

           *               Director               January 7, 1999
Earl G. Graves

           *               Director               January 7, 1999
Dee J. Kelly

           *               Director               January 7, 1999
Ann D. McLaughlin


           *               Director               January 7, 1999
Charles H. Pistor, Jr.


           *               Director               January 7, 1999
Joe M. Rodgers


           *               Director               January 7, 1999
Judith Rodin


           *               Director               January 7, 1999
Maurice Segall



* By:/s/ Charles D. MarLett
         Charles D. MarLett
         Attorney-in-Fact

                        INDEX TO EXHIBITS


Exhibit Number                               Description

4.1                                                    AMR
                              Corporation 1987 Executive Deferral
                              Plan (as amended through 1998)

5.1                                                    Opinion of
                              Charles D. MarLett, Corporate
                              Secretary of the Registrant

23.1                                                   Consent of
                              Charles D. MarLett (included as
                              part of Exhibit 5.1)

23.2                                                   Consent of
                              Ernst & Young LLP

24.1                                                   Powers of
                              Attorney

                         AMR CORPORATION

                  1987 EXECUTIVE DEFERRAL PLAN

                    (AS AMENDED THROUGH 1998)



                      MASTER PLAN DOCUMENT

                         JANUARY 1, 1987

                        TABLE OF CONTENTS

 Article                            Subject

    1          Definitions

    2          Eligibility

    3          Deferral Commitments

    4          Effect on Other Benefits

    5          Establishment of Account/Crediting of Interest

    6          Benefit

    7          Survivor Benefits

    8          Termination of Employment

    9          Beneficiary

   10          Leave of Absence

   11          Employer Liability

   12          No Guarantee of Continuing Employment

   13          Termination, Amendment or Modification of Plan

   14          Restriction on Alienation of Benefits

   15          Early Withdrawal

   16          Administration of the Plan

   17          Miscellaneous

   18          Trust

                  1987 EXECUTIVE DEFERRAL PLAN
                               OF
                         AMR CORPORATION

                             Purpose

      The purpose of this Plan is to provide specified benefits to key employees who contribute materially to the growth, development and business success of AMR Corporation and its subsidiaries.

      The Plan is intended to be a "top hat plan" within the meaning of sections 201((2), 301(a)(3) and 401(a)(2) of the Employee Retirement Income Security Act of 1974, as amended, and accordingly, all terms hereof shall be construed in a manner consistent with such provisions.

                            Article 1
                           Definitions

      For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

      1.1 Account Balance shall consist of Deferrals and the earnings credited thereon pursuant to Article 5, less any withdrawals.

      1.2 Agreement shall mean the form of written agreement entered into by and between an Employer and a Participant with respect to the Plan. Each Agreement executed by a Participant shall provide within the context of the Master Plan Document for the Benefit to which such Participant is entitled under the Plan.

      1.3  Anniversary Date shall be the last day of a Plan year.

      1.4  Benefit shall mean the amount paid under the Plan.

      1.5 Beneficiary shall mean the person of persons or the estate of Participant named (pursuant to Article 10) to receive any benefits under this Plan upon the death of a Participant.

      1.6 Committee shall mean the committee appointed to manage and administer the Plan in accordance with the provisions of this Master Plan Document.

      1.7 Company shall mean AMR Corporation, its subsidiaries and the successors of each.

      1.8 Covered Compensation shall mean that portion of a Participant's Gross Salary, Performance Return(s), Performance Share(s), and Incentive(s) eligible for Deferral.
      1.9 Deferral(s) shall mean the amount or amounts of Covered Compensation that a Participant elects to defer pursuant to the Plan.

1.10 Distribution Date shall mean the date that the Participant chose in the Agreement to begin receiving the Benefit.

      1.11 Effective Date shall be January 1, 1987.

      1.12 Employer shall mean the Company or subsidiary having one or more Executives.

      1.13 Executive shall mean any person in the regular full-time employment of the Company or any of its subsidiaries (as determined by the then existing personnel policies and practices of the Company or affiliate or subsidiary) who has been determined by the Committee to be eligible for participation in the Plan.

      1.14 Gross Salary will mean the yearly salary and commissions paid to an Executive, excluding, Incentive(s), overtime, and non-monetary awards, for employment services to the Employer.

      1.15 Incentive(s) shall mean payment pursuant to any incentive, commission, profit sharing, or other bonus payment plan sponsored by the Employer.

      1.16 Master Plan Document is this document setting forth the provisions of the Plan.

      1.17 Participant shall mean any Executive who elects to participate in the Plan, signs an Agreement and is accepted into the Plan.

      1.18 Performance Return(s) shall be the proceeds that the Participant could receive during a Plan Year as a Performance
Return on Career Equity pursuant to the Participant's career equity contract.

      1.19 Performance Share(s) shall be the cash equivalent proceeds that the Participant could receive during a Plan Year pursuant to the Performance Share Program.

      1.20 Plan shall mean this 1987 Executive Deferral Plan of
AMR Corporaton, which shall be evidenced by this Master Plan
Document and by each Agreement.

      1.21 Plan Year shall begin on January 1 of each year.

      1.22 Retirement shall mean achievement of retiree status with the Employer (as determined by the then existing personnel policies of the Employer).

      1.23 Termination of Employment or Termination shall mean the ceasing of employment, voluntarily or involuntarily, excluding Retirement or death.

                            Article 2
                           Eligibility
      2.1  The Committee shall have the sole discretion to
determine those individuals who are eligible to become
Participants in the Plan.

      2.2 To become a Participant, the Executive shall complete, execute, and return to the Committee an Agreement and comply with any further conditions as many be established by the Committee.

                            Article 3
                      Deferral Commitments

      3.1 Elections to defer Covered Compensation must be made and received by the Committee by September 15 of the Plan Year prior to the Plan Year in which the Deferral will actually begin.

      3.2 The minimum annual Deferral shall be: either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Gross Salary; either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Incentives; either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Performance Returns; or either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Performance Shares.

      3.3  The maximum annual Deferral shall be 100% of Covered
Compensation per Plan Year, excluding FICA and other deductions required by law.

      3.4 Deferrals from the Participant's Gross Salary shall be deducted in equal amounts for each pay period during the Plan
Year.

      3.5  Deferrals from the Participant's Incentives,
Performance Returns, or Performance Shares shall be deducted at the time of the Incentive payment, Performance Return, or Performance Share payment.

           3.6 A Participant shall be fully vested in his or her Account Balance at all times.

           3.7 The minimum Deferral period is two (2) years.

                            Article 4
                    Effect on Other Benefits

      4.1 Deferrals shall not reduce benefits from any other employee benefit plan of the Employer that is based on a Participant's Gross Salary, except that Deferrals shall not constitute compensation for purposes of calculating pension benefits or allowable deductions under the Employer's section 401(k) plan (the $uper $aver Plan) unless and until distributed. This includes, but is not limited to, life insurance and disability benefits.

                            Article 5
        Establishing of Account and Crediting of Earnings

      5.1 The Employer shall establish on its books an account for each Participant in the Plan.

      5.2 Each such account shall constitute only a bookkeeping entry by the Employer for purposes of facilitating the computation of Benefits.

      5.3 Account Balances shall be adjusted monthly as though they were invested pursuant to the Participant's direction under rules established by the Committee among the investment funds chosen by the Committee. The earnings rate for a partial month shall be prorated.

                            Article 6
                         Benefit Payment

      6.1 Subject to Section 6.5, the Employer will pay the Benefit from the Participant's Account Balance beginning on the Distribution Date time and in the manner specified by the Participant in the Agreement.

      6.2 If the Participant has failed to specify the manner in which the Benefit shall be distributed, payment of the Benefit shall be in a lump sum as soon as is administratively feasible following Termination of Employment or Retirement.

      6.3 The unpaid Account Balance will be adjusted monthly pursuant to Section 5.3.

      6.4 The Employer shall withhold from payments made under this Plan any taxes required to be withheld from a Participant's wages for Federal, state, or local government.

      6.5 The Participant may elect to extend the Distribution Date by notifying the Committee in writing at least one (1) year plus one (1) day prior to the initially selected Distribution Date. The Participant may elect to extend the Distribution Date a maximum of two (2) times for each Deferral.

                            Article 7
                        Survivor Benefits

      7.1 If the Participant dies prior to (i) the commencement of benefits (as contemplated under Article 6) or (ii) the payment in full of the amount in the Participant's Account Balance, the Account Balance as of the Participant's death shall be paid to the Beneficiary.

      7.2 The Participant may request the mode of payment of the foregoing benefit in the Agreement, which the Committee, in its sole discretion, may authorize.

7.3 Benefits will be paid in the same manner as in Section 6.2, 6.3, and 6.4.

                            Article 8
                    Termination of Employment

      8.1 Upon a Termination of Employment, the Participant will be entitled to a Benefit at the time and in the manner specified by the Participant in the election form. Account Balances will continue to be adjusted pursuant to Section 5.3.

                            Article 9
                           Beneficiary

      9.1 All payments made by the Employer under the Plan shall be made to the Participant during the Participant's lifetime.

      9.2 A Participant shall designate a Beneficiary to receive benefits under the Plan by completing the appropriate form as designated by the Committee.

      9.3 A Participant shall have the right at any time to change the Beneficiary by submitting to the Committee a Change of Beneficiary Notice in the form prescribed by the Committee.

      9.4 Each Change of Beneficiary Notice shall be in writing and shall be effective when received by the Employer. The
Employer shall acknowledge in writing receipt of each Change of Beneficiary Notice.

      9.5 Each Change of Beneficiary Notice shall automatically revoke and supersede any prior Beneficiary designation, if any.

      9.6 Any payment made by the Employer in accordance with this Plan shall fully discharge the Employer from all further obligations with respect to the amount of such payment.

      9.7 If no Beneficiary designation is in effect at the time of the Participant's death or if the named Beneficiary has predeceased the Participant, then the Beneficiary (ies) shall be:
(1) the surviving spouse, (2) if there is no surviving spouse, then the Participant's issue per stirpes, or (3) if no such issue survive the Participant, then the Participant's estate.

                           Article 10
                        Leave of Absence

      10.1 If a Participant is authorized by the Company for any reason to take a PAID Leave of Absence, the Deferral commitments shall remain in full force and effect.

      10.2 If a Participant takes an UNPAID Leave of Absence from the employment of the Company, the Deferral commitments shall be suspended until the Leave of Absence ends and the Participant's paid status resumes.

                           Article 11
                       Employer Liability

      11.1 Benefits to a Participant shall be paid exclusively from the general assets of the Employer.

      11.2 The right of the Participant to Benefits shall be no greater than that of an unsecured general creditor, except as otherwise provided by law.

      11.3 The Employer shall have no obligation to a Participant under the Plan, except as provided in the Master Plan Document.

      11.4 The Participant must cooperate with the Employer in furnishing all information requested by the Employer in order to facilitate the payment of Benefits.

                           Article 12
              No Guarantee of Continuing Employment

      12.1 Nothing herein shall constitute a contract of continuing employment between the Employer and the Participant.

                           Article 13
         Termination, Amendment or Modification of Plan

      13.1 The Employer reserves the right to terminate this Plan. In the event of Employer-instigated Plan termination, the Participants will receive their Account Balances as of the date of termination. The mode of payment shall be determined by the Committee.

      13.2 Termination of this Plan shall not terminate the rights of a Participant or a Beneficiary to continue to receive any Benefits under this Plan to which they have become entitled prior to its termination.

                           Article 14
              Restriction on Alienation of Benefits

      14.1 No right or benefit under the Plan shall be subject to alienation, sale, transfer, pledge, assignment or encumbrance by a Participant, a Beneficiary or other person except as may be required by law.
                           Article 15
                        Early Withdrawal

      15.1 No withdrawal for hardship is contemplated by this Plan. However, the Committee, in its sole discretion, may consider and grant a request for hardship withdrawal upon terms which the Committee may deem fair and equitable. A hardship for these purposes shall mean a severe financial hardship to the Participant resulting from extraordinary circumstances beyond the control of the Participant.

      15.2 A Participant may, upon 30 days' prior written notice to the Committee, elect to receive all or a portion of his or her Account Balance, in which case the Committee shall promptly after the 30-day period pay to the Participant 90% of the portion of the Account Balance that the Participant has elected to receive. The remaining 10% of the elected portion of the Account Balance shall be canceled and the Company shall have no further obligation with respect thereto. If the Participant elects an immediate pay-out pursuant to this Section 15.2, the Participant may not make further Deferrals in this Plan for a period of two-years thereafter. The Participant is not eligible to make further Deferrals in this Plan again if the Participant elects a withdrawal pursuant to this Section 15.2 more than once. Notwithstanding anything else in this Plan to the contrary, in the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, other act, whether similar or dissimilar, beyond the control of the Company (each a "Force Majeure Event"), which Force Majeure Event affects the Company or its subsidiaries, the Board of Directors of the Company, at its sole discretion, may (i) terminate this Section
15.2 or (ii) suspend, delay, defer or substitute (for such period of time as the Board may deem necessary) any payments due by operation of this Section 15.2.

                           Article 16
                   Administration of the Plan

      16.1 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee. The number of Committee members shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Employer; provided, however, that no member of the Committee shall be allowed to participate in decisions regarding his own eligibility or benefits under the Plan.
      16.2 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

      16.3 The Committee may employ such consultants, advisors and managers as it deems necessary or useful in carrying out its duties.

      16.4 No member of the Committee shall be liable for any act or omission on such Committee member's own part, excepting willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee, with the exception of expenses and liabilities arising out of willful misconduct.

      16.5 To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require.

16.6 The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that set forth in the Participant's Agreement.

      16.7 The Company reserves the right to amend this Plan as it deems appropriate for future deferral years.

      16.8 Dispute Resolution Procedure:

           (a) Notice of Denial of Claim. When a Participant's claim for benefits under this Plan has been denied, the Committee shall provide notice to the Participant in writing of the denial within 90 days after the submission of the claim. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                (i)  the specific reason or reasons for denial;

               (ii) specific references to the pertinent Plan provisions on which the denial is based;

               (iii)     a description of any additional
      material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

               (iv) an explanation of the Plan's claim review procedures.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90-day period. In no event shall this extension exceed 90 days.

           (b) Appeal of Denied Claim. In the event a claim for benefits under the Plan is denied or if the applicant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to his Employer within 60 days of the receipt of written notice of the denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

                (i) may request in writing that his Employer review the denial;

                (ii) may review pertinent documents; and

                (iii)     may submit issues and comments in writing.

The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of this Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be denied on review

                           Article 17
                          Miscellaneous

      17.1 Any notice given under the Plan shall be in writing
and shall be mailed or delivered to:  American Airlines, Inc.,
Executive Compensation and Benefits, Mail Drop 5131 HDQ, P . O.
Box 619616, DFW Airport,  TX   75261-9616.

      17.2 The Plan shall be binding upon the Employer and its respective successors or assigns and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

      17.3 The Plan and Plan Agreement shall be governed by and construed under the Laws of the State of Texas.

      17.4 Headings in the Master Plan Document are inserted for convenience of reference only. In the event of any conflict between such headings and the text, the text shall govern.
      17.5 Masculine pronouns, however used, shall include feminine pronouns and when the context dictates, the singular shall include the plural.

                           Article 18
                              Trust

      18.1 To assist in the payment of Benefits following a Change in Control or Potential Change in Control (each as defined in the 1998 Long-Term Incentive Plan (or its successors) of AMR Corporation ("AMR") with respect to AMR, the Board of Directors of AMR or its General Counsel or its Corporate Secretary may establish a trust.

      18.2 The trust which may be established pursuant to Section
18.1 will be: i) with a nationally recognized banking institution with experience in serving as a trustee for such matters, ii) pursuant to such documentation as recommended by outside counsel to AMR, and iii) funded so as to enable the trust to pay the Benefits contemplated under the Plan as may be determined by AMR's independent compensation consultant. In addition, AMR's Board of Directors, its General Counsel or its Corporate Secretary, may take those additional actions deemed reasonably necessary to accomplish the stated purpose of Section 18.1.

IN WITNESS WHEREOF the Employer has signed this Plan this 14th day of August, 1998.

                                    AMR CORPORATION


                                    By:  /s/C. D. MarLett
                                            C. D. MarLett

                                    Title:Corporate Secretary
                                    January 7, 1999

AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport, Texas 75261-9616


           Registration Statement on Form S-8 relating
       to the AMR Corporation 1987 Executive Deferral Plan
                    (as amended through 1998)

Ladies and Gentlemen:

           I am Corporate Secretary of AMR Corporation, a Delaware corporation, and as such I am delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to $30,000,000.00 of unsecured obligations (the "Deferred Compensation Obligations") of AMR Corporation, to pay deferred compensation in the future to eligible employees of AMR Corporation in accordance with the terms of the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998) (the "Plan").

           In so acting, I have examined the Plan and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinion set forth below.

           Based upon the foregoing, I am of the opinion that the Deferred Compensation Obligations have been duly authorized and, when issued to eligible employees of AMR Corporation in accordance with the Plan, will constitute the valid and legally binding obligations of AMR Corporation, enforceable in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

           I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ Charles D. MarLett

                               Charles D. MarLett
                               Corporate Secretary

                 CONSENT OF INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AMR Corporation 1987 Executive Deferral Plan (as amended through
1998), of our report dated January 19, 1998, except for Note 8, as to which the date is June 9, 1998, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report (Form 10-K/A No.1) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

Dallas, Texas
January 6, 1999

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

      (a) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Donald J. Carty
                                    ____________________________
                                         Donald J. Carty

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

(b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Gerard J. Arpey
                                    ____________________________
                                         Gerard J. Arpey

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

(a) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ David L. Boren
                                    ____________________________
                                         David L. Boren

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Edward A. Brennan
                                    ____________________________
                                         Edward A. Brennan

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Armando M. Codina
                                    ____________________________
                                         Armando M. Codina

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Charles T. Fisher, III
                                    ____________________________
                                         Charles T. Fisher, III

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Earl G. Graves
                                    ____________________________
                                         Earl G. Graves

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Dee J. Kelly
                                    ____________________________
                                         Dee J. Kelly

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in her name and on her behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as her own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Ann D. McLaughlin
                                    ____________________________
                                         Ann D. McLaughlin

                        POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Charles H. Pistor, Jr.
                                    ____________________________
                                        Charles H. Pistor, Jr.

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Joe M. Rodgers
                                    ____________________________
                                         Joe M. Rodgers

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in her name and on her behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as her own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.




/s/ Judith Rodin
                                    /s/ Judith Rodin
                                        Judith Rodin

                          POWER OF ATTORNEY


      The undersigned, a director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

      I. one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), deferred compensation obligations to be offered pursuant to the AMR Corporation 1987 Executive Deferral Plan (as amended through 1998), and as it may from time to time be amended; and

I. any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such deferred compensation obligations that such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with
(1) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal requirements of the SEC in respect of any thereof; (2) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (3) the securities or similar applicable laws of Canada, the United States of Mexico, and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed to this power of attorney this 7th day of January, 1999.



                                    /s/ Maurice Segall
                                    ____________________________
                                         Maurice Segall